SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 14, 2009

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 18, 2009, the Israeli Petroleum Commissioner notified Zion Oil & Gas, Inc. (the "Company") that the Company had been awarded a preliminary petroleum exploration permit with priority rights on approximately 165,000 acres onshore Israel.  The permit area is adjacent to and to the east of the Company’s Asher-Menashe license area and is in the area that was formerly within Issachar’s and Zebulun’s ancient biblical tribal areas.  The newly granted exploration permit increases the Company’s total petroleum exploration rights to approximately 327,000 acres.

On June 18, 2009, the Israeli Petroleum Commissioner also notified the Company that its transfer of a three percent (3%) overriding royalty interest from each of the Company’s Joseph and Asher-Menashe oil and gas licenses in Israel (six percent (6%) overriding interest in aggregate) to the (Swiss) Abraham Foundation and the (Israeli) Bnei Joseph Amuta (Foundation), has been approved.  The royalty interest relates to revenues that the Company may generate in the future. Currently, the Company does not generate any revenues.

Finally, on June 14, 2009, the Company was advised that the Israeli Petroleum Commissioner has granted the Company's request for a six month extension on its drilling obligation on the Asher-Menashe license from July 1, 2009 to January 1, 2010.

A copy of the press release announcing the items described above is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 – Press Release dated June 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: June 23, 2009	By: /s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer